Exhibit 23(d)
                    THE KELMOORE STRATEGY(TM) VARIABLE TRUST

                          INVESTMENT ADVISORY AGREEMENT

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         This INVESTMENT ADVISORY AGREEMENT ("Agreement") is made this 2nd day of March, 2000, by and between the Kelmoore Strategy(TM) Variable Trust (the "Trust"), a business trust organized and existing under the laws of the state of Delaware and Kelmoore Investment Company, Inc. (the "Adviser"), a corporation organized and existing under the laws of the state of California.

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue separate series of shares of beneficial interest (hereinafter referred to individually as a "Fund" and collectively as the "Funds") listed on Schedule A hereto, as such may be amended from time to time;

         WHEREAS, the Adviser is principally engaged in rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

         WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust pursuant to the terms and provisions of this Agreement, and the Adviser is willing to provide said services;

         NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement, the parties hereto agree as follows:

         1. Appointment. The Trust hereby appoints the Adviser to act as investment adviser to the Trust for the period and on the terms and subject to the conditions set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional series of the Trust may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A that shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

         2. Investment Advisory Services. Subject to the supervision of the Board of Trustees of the Trust (the "Board"), the Adviser shall provide a continuous investment program for each Fund, shall determine from time to time which securities or other investments shall be purchased, sold or exchanged and what portions of each Fund shall be held in the various securities or other investments or cash, and shall take such steps as are necessary to implement an overall investment plan for each Fund. The Adviser may delegate any or all of its responsibilities to one or more sub-advisers, subject to the approval of the Board. Such delegation shall not relieve the Adviser of its duties and responsibilities hereunder. The Adviser shall provide the services under this Agreement in accordance with each Fund's investment objectives, policies, and restrictions as stated in such Fund's most current Prospectus and Statement of Additional Information, including all amendments or supplements thereto, and in such resolutions of the Board as may be adopted from time to time. The Adviser further agrees that it:

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         (a) will use the same skill and care in providing such services as it uses in providing services to any fiduciary accounts for which it has investment responsibilities;

         (b) will conform with all applicable rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") as they pertain to the registration of the Trust and, in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Adviser;

         (c) will place orders pursuant to its investment determinations for each Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Adviser will attempt to obtain and is hereby directed to obtain prompt execution of orders in an effective manner at the most favorable price. Under such conditions as may be specified by the Board in the interest of its shareholders and to ensure compliance with applicable law and regulations, the Adviser may (i) place orders for the purchase or sale of each Fund's portfolio securities with its affiliated broker-dealer, Kelmoore Investment Company, Inc. (the "Affiliated Broker"), a registered broker-dealer; (ii) pay commissions to brokers other than the Affiliated Broker which are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Adviser to be useful or desirable in the performance of its duties hereunder and for the investment management of other advisory accounts over which the Adviser or the Affiliated Broker exercise investment discretion; and (iii) consider sales by brokers (other than the Affiliated Broker) of shares of each Fund and any other mutual fund for which it acts as investment adviser, as a factor in its selection of brokers and dealers for each Fund's portfolio transactions.

         On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of one or more of the Funds as well as of other clients, the Adviser may, to the extent permitted by applicable laws and regulations, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients. In placing orders with the Adviser for the Trust, the Adviser will comply with the procedures adopted by the Trust pursuant to Rule 17e-1 under the 1940 Act;

         (d) will maintain, or cause the custodian to maintain, all books and records with respect to the securities transactions executed for each Fund;

         (e) will advise and assist the officers of the Trust in taking such actions as may be necessary or appropriate to carry out the decisions of the Board and of the appropriate committees of such Board regarding the conduct of the business of the Trust;

         (f) will furnish the Trust's Board such periodic and special reports with respect to each Fund's investment activities as the Board may reasonably request;


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         (g) will seek to provide qualified personnel to fulfill its duties hereunder and will bear all costs and expenses;

         (h) will seek to manage the Trust in accordance with any restrictions set forth in the Trust Instrument or By-Laws, or the Trust's then-current registration statement on Form N-1A, and the prospectus and Statement of Additional Information as updated from time to time; and

         (i) will make every effort to ensure that (1) each Fund shall comply with Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder, specifically Regulation Section 1.817-5 relating to the diversification requirements for variable annuity, endowment, and life insurance contracts, and any amendments or other modifications to such Section or regulations; (2) each Fund continuously qualifies as a regulated investment company under Subchapter M of the Code or any successor provision; and (3) any and all applicable state law restrictions on investments that operate to limit or restrict the investments that a Fund may otherwise make are complied with as well as any changes thereto.

         3. Expenses. During the term of this Agreement, the Adviser shall assume the expense of and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense provide the office space, equipment and facilities that it is obligated to provide under this Agreement.

            The Adviser shall not be liable for any expenses of the Trust including, without limitation, (a) taxes, (b) brokerage fees and commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Trust, (c) legal, auditing and accounting fees and expenses, (d) the cost of liability insurance or fidelity bond coverage, (e) charges of the Trust's administrator, custodian, transfer agent and other service providers, and (f) the fees and expenses involved in registering and maintaining registration of the Trust's shares with the Commission.

         4. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Adviser and the Adviser will accept as full compensation therefor the annual fee set forth on
Schedule I hereto. The obligations of the Funds to pay the fee to the Adviser will begin as of the respective dates of the initial public sale of shares in the Funds, including any shares sold or exchanged in connection with a merger, consolidation or reorganization involving one or more of the Funds. Such fee shall be paid monthly based upon each respective Fund's average daily net assets calculated in the manner provided in the Prospectus and Statement of Additional Information then in effect.

            The fee shall be accrued daily by each Fund and paid to the Adviser within five (5) business days after the end of each calendar month. If this Agreement is terminated before the end of any month, the fee to the Adviser shall be prorated for the portion of any month in which this Agreement is in effect and shall be payable within ten (10) days after the date of termination.

            The Adviser may voluntarily waive fees or reimburse expenses at any time. Any amounts waived or reimbursed by the Adviser are subject to reimbursement by the relevant Fund


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within the following three years, to the extent such reimbursement by the Fund would not cause the Fund to exceed any current expense limitation.

         5.Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust, except for (i) willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder, and (ii) to the extent specified in section 26(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation.

         6. Duration and Termination. This Agreement shall not become effective unless and until it is approved by the Board, including a majority of trustees who are not parties to this Agreement or interested persons of any such party, and by the vote of a majority of the outstanding voting shares of each Fund of the Trust. As to each Fund of the Trust, the Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved for each Fund at least annually by
(i) the Board, or by the vote of a majority of the outstanding votes attributable to the shares of the applicable Fund; and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

            This Agreement may be terminated at any time as to any Fund, without the payment of any penalty, by the Board, or by vote of a majority of the outstanding votes attributable to the shares of the applicable Fund, or by the Adviser, on sixty days' written notice to the other party. If this Agreement is terminated only with respect to one or more, but less than all, of the Funds, the Agreement shall remain in effect with respect to the remaining Funds. This Agreement will automatically terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed to the other party at the principal office of such party.

         7. Books and Records. The Adviser hereby undertakes and agrees to maintain, in the form and for the period required by the rules adopted under the 1940 Act, all records relating to the Trust's investments that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 and Rule 2a-7 of the 1940 Act. The foregoing notwithstanding, the Adviser may appoint a qualified third party, such as the Custodian of the Trust, to maintain the books and records of the Trust on its behalf; provided, however, that such appointment shall not relieve the Adviser of its obligations with respect to the books and records of the Trust hereunder.

            The Adviser agrees that all books and records which it may maintain for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such books, records or information upon the Trust's request. All such books and records shall be made available, within five business days of a written request, to the Trust's accountants or auditors during regular business hours at the Adviser's offices. The Trust or its authorized representative shall have the right to copy any records in the possession of the Adviser that pertain to the Trust. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to the Trust free from any claim or assertion of rights by the Adviser.


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            The Adviser further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

         8. Name. The parties agree that the Adviser has a proprietary interest in the name "Kelmoore" and the Trust hereby agrees to promptly take such action as may be necessary to delete from its name and/or the name of any Fund any reference to such name promptly after receipt from the Adviser of a written request therefore.

         9. Adviser's Representations. The Adviser hereby represents and warrants that it is willing, and possesses all requisite legal authority, to provide the services contemplated by this Agreement without violation of applicable laws and regulations.

         10. Amendments of this Agreement. This Agreement may be amended as to a Fund by the parties only if such amendment specifically is approved by (i) the vote of a majority of the outstanding shares of the Fund, if and to the extent required by applicable law, and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         11. Definitions of Certain Terms. The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding votes" attributable to the shares of a Fund means the lesser of (a) 67% or more of the votes attributable to the shares of a Fund present at a meeting if the holders of more than 50% of such votes are present or represented by proxy, or (b) more than 50% of the votes attributable to shares of the Fund.

         12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, without giving effect to conflicts of law provisions thereof, and applicable provisions of the 1940 Act, the Advisers Act, and the Securities Exchange Act of 1934.

         13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         14. Limitation of Liability. It is expressly acknowledged and agreed that the obligations of the Trust shall not be binding upon any of the shareholders, trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Trust Instrument. The execution and delivery of this Agreement has been authorized by the Board and such authorization shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Trust Instrument.

         15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their


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construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


            IN WITNESS WHEREOF, the parties hereto executed and delivered this Agreement as of the date first above written.



KELMOORE STRATEGY(TM)VARIABLE       KELMOORE INVESTMENT COMPANY,
TRUST                               INC.



By:   /s/ Shawn K. Young            By:   /s/ Ralph M. Kelmon, Jr.
      ----------------------------        --------------------------------------

Name: Shawn K. Young                Name: Ralph M. Kelmon, Jr.


Title: President and Treasurer      Title: President and Chief Executive Officer
      ----------------------------        --------------------------------------


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                                                                      Schedule A
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                            As Amended July 28, 2000
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                      KELMOORE STRATEGY(TM) VARIABLE TRUST
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                                Name of Each Fund
                                -----------------

                     1. Kelmoore Strategy(TM) Variable Fund
                  2. Kelmoore Strategy(TM) Variable Eagle Fund


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                                                                      Schedule I
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                            As Amended July 28, 2000
                            ------------------------

                      KELMOORE STRATEGY(TM) VARIABLE TRUST
                      ------------------------------------


Name of Fund                                             Annual Fee
------------                                             ----------
Kelmoore Strategy(TM)Variable Fund                       1.00%
Kelmoore Strategy(TM)Variable Eagle Fund                 1.00%




Dated: July 28, 2000




KELMOORE STRATEGY(TM)VARIABLE       KELMOORE INVESTMENT COMPANY,
TRUST                               INC.



By:   /s/ Shawn K. Young            By:   /s/ Ralph M. Kelmon, Jr.
      ----------------------------        --------------------------------------

Name: Shawn K. Young                Name: Ralph M. Kelmon, Jr.


Title: President and Treasurer      Title: President and Chief Executive Officer
      ----------------------------        --------------------------------------


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